Exhibit 8.1

Fulbright & Jaworski l.l.p.

A Registered Limited Liability Partnership

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201-2784

www.fulbright.com

telephone: (214) 855-8000	facsimile: (214) 855-8200

February 20, 2004

BancFirst Corporation

101 North Broadway, Suite 800

Oklahoma City, Oklahoma 73102

BFC Capital Trust II

101 North Broadway, Suite 800

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to BancFirst Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation and filing, under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3, with the Securities and Exchange Commission on this date (the “Registration Statement”). The Registration Statement relates to (i) the offer for sale of up to $26,000,000 aggregate liquidation amount of Cumulative Trust Preferred Securities (the “Trust Preferred Securities”) of BFC Capital Trust II, a statutory business trust that has been formed at the direction of the Company under the laws of the State of Delaware (the “Trust”), (ii) the junior subordinated debentures to be issued by the Company to the Trust in connection with the sale of the Trust Preferred Securities (the “Junior Subordinated Debentures”), and (iii) the guarantee (the “Guarantee”) to be issued by the Company with respect to the Trust Preferred Securities pursuant to the Guarantee Agreement to be entered into between the Company and The Bank of New York, as Trustee (the “Guarantee Agreement”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement, including the prospectus which forms a part of the Registration Statement, (ii) the Trust Agreement of the Trust, (iii) the Junior Subordinated Indenture to be entered into between the Company and The Bank of New York, as Trustee, under which the Junior Subordinated Debentures will be issued (the “Indenture”), (iv) the Amended and Restated Trust Agreement of the Trust (the “Trust Agreement”), (v) the Guarantee Agreement, (vi) the representation letter dated as of the date hereof and delivered by the Company to us, and (vii) such other documents as we have deemed necessary to render our opinions expressed below (all documents described in this sentence are collectively referred to herein as the “Documents” and, as applicable, are referred to in the form filed as an exhibit to the Registration Statement).

For purposes of this opinion, we have assumed that (i) the Trust Agreement, the Indenture, the Guarantee Agreement, and the other documents that will be executed in connection with the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee, when executed, will be executed in the form filed as an exhibit to

BancFirst Corporation

BFC Capital Trust II

February 20, 2004

the Registration Statement, (ii) the transactions related to the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee will be consummated in the manner described in the Documents, (iii) the Documents are complete and authentic and have been duly authorized, executed and delivered, (iv) all of the information, facts, statements, representations and covenants contained in the Documents (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, representations and covenants by independent investigation) are true and accurate at all relevant times (including as of the date hereof and as of the date of the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee), (v) the respective parties to the Documents and all parties referred to therein will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents, and (vi) none of the terms and conditions contained in the Documents has been or will be waived or modified in any respect. Any change in the accuracy or completeness of any of the information, facts, statements, representations, covenants, Documents or assumptions on which our opinion is based could affect our conclusions.

The opinion expressed herein represents our best legal judgment and is not binding upon the Internal Revenue Service or any court. Additionally, the opinion expressed herein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, any of which may be changed at any time (possibly with retroactive effect). Any change in the authorities on which our opinion is based could affect our conclusions. We express no opinion other than as to the United States federal income tax matters set forth below. Our opinion does not address any non-income tax or any foreign, state or local tax consequences related to the issuance of the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee.

We hereby confirm to you that the discussion set forth in the Registration Statement under the heading “Certain Material United States Federal Income Tax Consequences” is our opinion insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, based upon current laws and subject to the assumptions and limitations set forth therein and in this opinion.

No opinion is expressed as to any matter not specifically addressed above. Further, our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any change (including any change that has retroactive effect) (i) in applicable law, or (ii) that causes any information, fact, statement, representation, covenant, Document or assumption on which our opinion is based to become untrue or incorrect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Certain Material United States Federal Income Tax Consequences” in the Registration Statement; however in giving such consent, we do not hereby

BancFirst Corporation

BFC Capital Trust II

February 20, 2004

admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.